Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2015, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 10, 2015.

FOR IMMEDIATE RELEASE

Investor Inquiries	Media Inquiries
Brittany Schmelz	Andrea Simpson
Investor Relations Coordinator	Director, Marketing
301/998-8265	617/684-1511
bschmelz@federalrealty.com	asimpson@federalrealty.com

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES FIRST QUARTER 2015 OPERATING RESULTS

ROCKVILLE, Md. (May 7, 2015) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its first quarter ended March 31, 2015.

Financial Results
In the first quarter 2015, Federal Realty generated funds from operations available for common shareholders (FFO) of $87.3 million, or $1.26 per diluted share. This compares to FFO of $81.8 million, or $1.21 per diluted share, in first quarter 2014. Net income available for common shareholders was $46.1 million and earnings per diluted share was $0.67 for first quarter 2015, versus $38.6 million and $0.57, respectively, for first quarter 2014.

FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In first quarter 2015, same-center property operating income increased 3.7% over the prior year, excluding properties that are being redeveloped and 3.6% when including those properties.

The overall portfolio was 95.4% leased as of March 31, 2015, compared to 95.6% on both December 31, 2014 and March 31, 2014. Federal Realty’s same center portfolio was 96.0% leased on March 31, 2015, compared to 95.8% on December 31, 2014 and 95.9% on March 31, 2014.

During first quarter 2015, Federal Realty signed 86 leases for 279,586 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 249,295 square feet at an average cash basis contractual rent increase per square foot (i.e., excluding the impact of straight-line rents) of 11%. The average contractual rent on this comparable space for the first year of the new leases is $37.50 per square foot compared to the average contractual rent of $33.70 per square foot for the last year of the prior

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2015 OPERATING RESULTS
May 7, 2015

leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a GAAP basis (i.e., including the impact of straight-line rents), rent increases per square foot for comparable retail space averaged 22% for first quarter 2015. As of March 31, 2015, Federal Realty’s average contractual, cash basis minimum rent for retail and commercial space in its portfolio was $25.55 per square foot.

Summary of Other Quarterly Activities and Recent Developments

•
May 7, 2015-Federal Realty today announced it is proceeding with Phase II of Assembly Row, which will include 167,000 square feet of new retail space, 447 high-end apartments, 117 luxury condominium residences and a 155 room boutique hotel to be owned in a joint venture partnership. Phase II also includes the 700,000 square foot office building being constructed by Partners HealthCare.

•
May 4, 2015-Federal Realty acquired an 80% interest in a 198,000 square foot lifestyle center in South Florida, based on a total value of $87.5 million. Situated in the resurgent Coconut Grove District, at the prominent intersection of Main Highway and Grand Avenue, CocoWalk is well located to serve the affluent, year round residents of Miami-Dade.

•	April 24, 2015-Federal Realty closed on the sale of its Houston St. property in San Antonio, Texas, for a sales price of $46.1 million.

•
March 16, 2015-Federal Realty issued $200 million aggregate principal amount of 4.50% senior unsecured notes due December 1, 2044. The notes were offered at 105.379% of the principal amount with a yield to maturity of 4.179%. The notes have the same terms and are of the same series as the $250 million senior notes issued in November 2014. The proceeds were used to redeem its 6.20% senior unsecured notes due 2017 for an aggregate principal of $200 million. The redemption was completed on April 11, 2015 and included a prepayment premium of $19 million.

“We are pleased with yet another quarter of strong performance, driven by our core portfolio and bolstered by deliveries from our development and redevelopment pipelines,” commented Donald C. Wood, President and Chief Executive Officer of Federal Realty. “There’s a lot to be excited about this quarter, and there’s a lot to be excited about going forward. With the ongoing, successful deliveries of the initial phases of Pike & Rose and Assembly Row, our recent acquisition of CocoWalk, and our decision to proceed with Phase II at Assembly Row, we continue to execute very well on our long-term business plan.”

Regular Quarterly Dividends
Federal Realty announced today that its Board of Trustees declared a regular quarterly cash dividend on its common shares of $0.87 per share, resulting in an indicated annual rate of $3.48 per share. The regular common dividend will be payable on July 15, 2015 to common shareholders of record on June 22, 2015.

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2015 OPERATING RESULTS
May 7, 2015

Guidance
We have maintained our 2015 guidance for FFO per diluted share excluding early extinguishment of debt of $5.26 to $5.34, and updated earnings per diluted share to $2.75 to $2.83.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its first quarter 2015 earnings conference call, which is scheduled for May 8, 2015, at 10 a.m. Eastern Daylight Time. To participate, please call (877) 445-3230 five to ten minutes prior to the call start time and use the passcode 16324379 (required). Federal Realty will also provide an online webcast on the Company’s web site, http://www.federalrealty.com, which will remain available for 30 days following the call. A telephone recording of the call will also be available through May 15, 2015, by dialing (855) 859-2056 and using the passcode 16324379.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty’s 90 properties include over 2,600 tenants, in approximately 21 million square feet, and 1500 residential units.

Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 47 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 10, 2015, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance

FEDERAL REALTY INVESTMENT TRUST ANNOUNCES
FIRST QUARTER 2015 OPERATING RESULTS
May 7, 2015

and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 10, 2015.

Federal Realty Investment Trust
Summarized Income Statements
March 31, 2015
	Three Months Ended
	March 31,
	2015	2014
	(in thousands, except per share data)
	(unaudited)
Revenue
Rental income	$181,166	$166,193
Other property income	2,465	3,400
Mortgage interest income	1,161	1,235
Total revenue	184,792	170,828
Expenses
Rental expenses	41,439	37,130
Real estate taxes	20,394	18,700
General and administrative	8,853	7,704
Depreciation and amortization	41,984	43,850
Total operating expenses	112,670	107,384
Operating income	72,122	63,444
Other interest income	29	25
Interest expense	(24,168)	(23,137)
Income from real estate partnerships	220	213
Net income	48,203	40,545
Net income attributable to noncontrolling interests	(2,017)	(1,792)
Net income attributable to the Trust	46,186	38,753
Dividends on preferred shares	(135)	(135)
Net income available for common shareholders	$46,051	$38,618

EARNINGS PER COMMON SHARE, BASIC	$0.67	$0.58
Weighted average number of common shares, basic	68,368	66,615

EARNINGS PER COMMON SHARE, DILUTED	$0.67	$0.57
Weighted average number of common shares, diluted	68,563	66,773

Federal Realty Investment Trust
Summarized Balance Sheets
March 31, 2015
	March 31,	December 31,
	2015	2014
	(in thousands)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $266,198 and $282,303 of consolidated variable interest entities, respectively)	$5,208,904	$5,128,757
Construction-in-progress	466,469	480,241
Asset held for sale	61,987	—
	5,737,360	5,608,998
Less accumulated depreciation and amortization (including $27,873 and $26,618 of consolidated variable interest entities, respectively)	(1,500,976)	(1,467,050)
Net real estate	4,236,384	4,141,948
Cash and cash equivalents	171,437	47,951
Accounts and notes receivable, net	100,981	93,291
Mortgage notes receivable, net	50,911	50,988
Investment in real estate partnerships	37,538	37,457
Prepaid expenses and other assets	183,499	175,235
TOTAL ASSETS	$4,780,750	$4,546,870

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
Mortgages and capital lease obligations (including $179,789 and $187,632 of consolidated variable interest entities, respectively)	$651,392	$635,345
Notes payable	290,577	290,519
Senior notes and debentures	1,694,764	1,483,813
Accounts payable and other liabilities	332,946	325,584
Total liabilities	2,969,679	2,735,261
Redeemable noncontrolling interests	119,145	119,053
Shareholders' equity
Preferred shares	9,997	9,997
Common shares and other shareholders' equity	1,581,572	1,594,404
Total shareholders' equity of the Trust	1,591,569	1,604,401
Noncontrolling interests	100,357	88,155
Total shareholders' equity	1,691,926	1,692,556
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$4,780,750	$4,546,870

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
March 31, 2015
	Three Months Ended
	March 31,
	2015	2014
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$48,203	$40,545
Net income attributable to noncontrolling interests	(2,017)	(1,792)
Depreciation and amortization of real estate assets	36,953	39,549
Amortization of initial direct costs of leases	3,440	2,831
Depreciation of joint venture real estate assets	331	409
Funds from operations	86,910	81,542
Dividends on preferred shares	(135)	(135)
Income attributable to operating partnership units	833	716
Income attributable to unvested shares	(320)	(369)
FFO	$87,288	$81,754
FFO per diluted share	$1.26	$1.21
Weighted average number of common shares, diluted	69,515	67,691

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$55,605	$73,380
Tenant improvements and incentives	4,311	5,219
Total non-maintenance capital expenditures	59,916	78,599
Maintenance capital expenditures	1,755	1,526
Total capital expenditures	$61,671	$80,125

Dividends and Payout Ratios
Regular common dividends declared	$59,752	$52,461

Dividend payout ratio as a percentage of FFO	68%	64%

Notes:
1)    See Glossary of Terms.

Federal Realty Investment Trust
Market Data
March 31, 2015
	March 31,
	2015	2014
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	69,612	68,185
Market price per common share	$147.21	$114.72
Common equity market capitalization including operating partnership units	$10,247,583	$7,822,183

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$10,257,583	$7,832,183

Total debt (3)	2,636,733	2,391,937

Total market capitalization	$12,894,316	$10,224,120

Total debt to market capitalization at the current market price	20%	23%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	100%
Variable rate debt	<1%	<1%
	100%	100%
Notes:

1)	Amounts include 934,405 and 917,755 operating partnership units outstanding at March 31, 2015 and 2014, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)
Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts, from our consolidated balance sheet. It does not include $10.3 million and $17.1 million at March 31, 2015 and 2014, respectively, which is the Trust's 30% share of the total mortgages payable of $34.4 million and $56.9 million at March 31, 2015 and 2014, respectively, of the partnership with a discretionary fund created and advised by ING Clarion Partners.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
March 31, 2015
	Three Months Ended
	March 31,
	2015	2014
	(in thousands)
Minimum rents
Retail and commercial (1)	$124,313	$116,065
Residential	10,387	7,822
Cost reimbursements	40,887	37,459
Percentage rent	2,764	2,123
Other	2,815	2,724
Total rental income	$181,166	$166,193

Notes:

1)
Minimum rents include $1.3 million and $1.1 million for the three months ended March 31, 2015 and 2014, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $0.7 million and $0.5 million for the three months ended March 31, 2015 and 2014, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
March 31, 2015
	As of March 31, 2015
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (6)
			(in thousands)
Mortgages Payable (1)
Secured fixed rate
Barracks Road	11/1/2015	7.95%	$35,701
Hauppauge	11/1/2015	7.95%	13,458
Lawrence Park	11/1/2015	7.95%	25,305
Wildwood	11/1/2015	7.95%	22,243
Wynnewood	11/1/2015	7.95%	25,789
Brick Plaza	11/1/2015	7.42%	26,195
San Antonio Center	1/1/2016	5.27%	18,542
Plaza El Segundo	8/5/2017	6.33%	175,000
The Grove at Shrewsbury (East)	10/1/2017	5.82%	44,284
The Grove at Shrewsbury (West)	3/1/2018	6.38%	11,189
Rollingwood Apartments	5/1/2019	5.54%	22,024
29th Place	1/31/2021	5.91%	4,895
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	75,488
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	7,022
Subtotal			571,340
Net unamortized premium			8,412
Total mortgages payable			579,752		5.38%

Notes payable
Unsecured fixed rate
Term loan (2)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	6,177
Unsecured variable rate
Escondido (Municipal bonds) (3)	10/1/2016	0.04%	9,400
Revolving credit facility (4)	4/21/2017	LIBOR + 0.90%	—
Total notes payable			290,577		2.96%	(7)

Senior notes and debentures
Unsecured fixed rate
6.20% notes (5)	1/15/2017	6.20%	200,000
5.90% notes	4/1/2020	5.90%	150,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	450,000
Subtotal			1,694,200
Net unamortized premium			564
Total senior notes and debentures			1,694,764		4.42%

Capital lease obligations
Various	Various through 2106	Various	71,640		8.04%
Total debt and capital lease obligations			$2,636,733

Total fixed rate debt and capital lease obligations			$2,627,333	100%	4.58%
Total variable rate debt			9,400	<1%	1.23%	(7)
Total debt and capital lease obligations			$2,636,733	100%	4.57%	(7)

	Three Months Ended
	March 31,
	2015		2014
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (8)	3.91	x	3.71	x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (8)	3.91	x	3.71	x

Notes:

1)	Mortgages payable do not include our 30% share ($10.3 million) of the $34.4 million debt of the partnership with a discretionary fund created and advised by ING Clarion Partners.

2)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

3)
The bonds require monthly interest only payments through maturity. The bonds bear interest at a variable rate determined weekly, which would enable the bonds to be remarketed at 100% of their principal amount. The Escondido Promenade property is not encumbered by a lien.

4)
The maximum amount drawn under our revolving credit facility during the three months ended March 31, 2015 was $79.5 million, and the weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, was 1.06%.

5)	On April 11, 2015, the 6.20% senior notes were redeemed for $222.2 million including a make-whole premium of approximately $19.2 million and accrued but unpaid interest of $3.0 million.

6)	The weighted average effective interest rate includes the amortization of any deferred financing fees, discounts and premiums, if applicable, except as described in Note 7.

7)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no balance on March 31, 2015. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 2. The term loan is included in fixed rate debt.

8)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs and the portion of rent expense representing an interest factor. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
March 31, 2015
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2015	$6,417	$345,807	(1)	$352,224		13.4%	13.4%	6.9%
2016	4,210	27,497		31,707		1.2%	14.6%	2.3%
2017	4,191	216,732	(2)	220,923		8.4%	23.0%	4.8%	(5)
2018	3,361	285,502		288,863		11.0%	34.0%	2.9%
2019	3,166	20,160		23,326		0.9%	34.9%	5.7%
2020	3,168	150,000		153,168		5.8%	40.7%	6.0%
2021	3,091	3,625		6,716		0.3%	41.0%	6.1%
2022	1,216	366,323		367,539		14.0%	55.0%	3.5%
2023	1,276	330,010		331,286		12.6%	67.6%	3.9%
2024	1,052	300,000		301,052		11.4%	79.0%	4.2%
Thereafter	20,253	530,700		550,953		21.0%	100.0%	4.9%
Total	$51,401	$2,576,356		$2,627,757	(3)	100.0%
Notes:

1)
2015 maturities include the 6.20% senior notes which were redeemed on April 11, 2015 for $222.2 million including a make-whole premium of approximately $19.2 million and accrued but unpaid interest of $3.0 million.

2)
Our $600.0 million unsecured revolving credit facility matures on April 21, 2017 subject to a one-year extension at our option. As of March 31, 2015, there was no balance outstanding on our revolving credit facility.

3)	The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium on certain mortgage loans and senior notes as of March 31, 2015.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
March 31, 2015

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

Santana Row - Lot 11	San Jose, CA	Addition of 6-story building with 225,500 square feet of office space, 1,500 square feet of retail space, and 670 parking spaces	7.5% - 8.5%	$110 - $120	$19	2017
The Point	El Segundo, CA	Addition of 90,000 square feet of retail, and 25,000 square feet of office space	8%	$85	$64	2015/2016
Westgate Center	San Jose, CA	Façade and interior mall renovation, addition of food court and pad site	9%	$21	$20	2014/2015
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$14	$4	2016
Congressional Plaza	Rockville, MD	New 48 unit rental apartment building	7%	$14	$3	2016
Willow Lawn	Richmond, VA	Demo interior mall, relocate mall tenants, construct new exterior GLA, and gas station	10%	$13	$12	2014/2015
Mercer Mall	Lawrenceville, NJ	Addition of 27,000 square feet of space including new in-line space, addition of bank pad and reconfiguration of existing pad site and anchor box	12%	$12	$9	2015
Quince Orchard	Gaithersburg, MD	Property repositioning through demo of non-functional small shop space, creation of new anchor box, rightsizing of national office products tenant, and creation of new visible small shop space	23%	$6	$6	2015
East Bay Bridge	Emeryville, CA	Reconfigure two existing spaces consisting of 48,000 square feet to accommodate two new tenants, add two new restaurant tenants, and courtyard renovations	10%	$5	$2	2015
Flourtown	Flourtown, PA	New 75,000 square foot grocer and new 38,000 square foot movie theater	15%	$3	$3	2015
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet and a drive up ATM	11%	$3	$1	2016
Pentagon Row	Arlington, VA	Ice rink expansion and 1,500 square feet of new retail space	9%	$2	$2	2015
Wynnewood	Wynnewood, PA	Conversion of obsolete 2nd floor office space to residential	8%	$2	$1	2015
Third Street Promenade	Santa Monica, CA	Building modified to convert second floor space to office to accommodate new first floor retail and second floor office tenants	25%	$1	$1	2015
Troy	Parsippany, NY	New 4,000 square foot pad building	19%	$1	$1	2015
Brick Plaza	Brick, NJ	New restaurant pad building	30%	$1	$1	2015
Finley Square	Downers Grove, IL	New 2,000 square foot pad building	17%	$1	$0	2015
Total Active Redevelopment projects (4)			9%	$294 - $304	$149

Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is the year in which 95% occupancy of the redeveloped space is achieved.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Pike & Rose and Assembly Row
March 31, 2015

Property (1)	Location	Opportunity	Projected ROI (2)		Total Cost (3)	Costs to Date		Anticipated Stabilization	Expected Opening Timeframe
					(in millions)	(in millions)
Phases delivered or delivering in 2015

Pike & Rose - Phase I	North Bethesda, MD	Phase I consists of 493 residential units, 151,000 square feet of retail, and 79,000 square feet of office space.	7% - 8%		$255 - $265	$235		2015/2016	•174 unit residential building opened late June 2014 •Grand Opening of Retail in Fall 2014 •Office and 319 unit residential building to deliver in 2015
Assembly Row - Phase I	Somerville, MA	Initial phase consists of 450 residential units (by AvalonBay), in addition to 98,000 square feet of office space and approximately 331,000 square feet of retail space (including a restaurant pad site). A new Orange Line T-Stop has been constructed by Massachusetts Bay Transit Authority, as part of Phase I.	5% - 6%		$190 - $200	$194	(4)	2015/2016	•Opened •T Station opened September 2014 •Office delivering during 2015
		Total Phases delivered or delivering in 2015	6 - 7%		$445 - $465	$429

Phases commencing in 2015/2016

Pike & Rose - Phase II	North Bethesda, MD	Ground up mixed use development. Phase II consists of 185,000 square feet of retail, 264 residential units, and a 177 room hotel.	7% - 8%		$195 - $200	$24		2018/2019	Projected opening - 2017
	North Bethesda, MD	104 for-sale condominium units	-	(5)	$50 - $53	$5
Assembly Row - Phase II	Somerville, MA	Second phase of development consists of 167,000 square feet of retail, 447 residential units, and a 155 room boutique hotel. Additionally, there will be approximately 700,000 square feet of office space constructed by Partners HealthCare.	7%	(6)	$270 - $285	$60		2018/2019	Projected opening - 2017/2018
	Somerville, MA	117 for-sale condominium units	-	(5)	$62 - $67	$7
		Total Phases commencing in 2015/2016	7 - 7.5%	(5)	$577 - $605	$96

Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), anticipated stabilization, and significant tenants for centers under development are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.

(2)	Projected ROI for development projects reflects the deal specific cash, unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(3)	Projected costs include an allocation of infrastructure costs for the entire project.
(4)	Costs to date include amounts to be reimbursed by third parties.
(5)	Condos shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; condominiums are assumed to be sold at cost.
(6)	Costs are net of projected land sale proceeds and include our 50% share of the costs of our investment in the hotel.

Federal Realty Investment Trust
Future Redevelopment Opportunities
March 31, 2015

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Eastgate	Chapel Hill, NC	Mercer Mall	Lawrenceville, NJ
	Escondido Promenade	Escondido, CA	Pan Am	Fairfax, VA
	Federal Plaza	Rockville, MD	Wildwood	Bethesda, MD
	Flourtown	Flourtown, PA

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into additional retail GLA.
	Assembly Row	Somerville, MA	Mercer Mall	Lawrenceville, NJ
	Barracks Road	Charlottesville, VA	Melville Mall	Huntington, NY
	Bethesda Row	Bethesda, MD	Montrose Crossing	Rockville, MD
	Crossroads	Highland Park, IL	Northeast	Philadelphia, PA
	Darien	Darien, CT	Third Street Promenade	Santa Monica, CA
	Del Mar Village	Boca Raton, FL	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Village at Shirlington	Arlington, VA
	Graham Park Plaza	Falls Church, VA	Towson land parcel	Towson, MD
	Leesburg Plaza	Leesburg, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	Pike & Rose (2)	North Bethesda, MD
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA

Notes:
(1)	Assembly Row	Remaining entitlements after Phase I include approximately 3.0 million square feet of commercial-use buildings, 1,393 residential units, and a 170 room hotel.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings and 744 residential units.
(3)	Santana Row	Current remaining entitlements for this property include 348 residential units and 69,000 square feet of commercial space for retail and office; we are currently seeking additional entitlements.

Federal Realty Investment Trust
2015 Significant Acquisitions & Disposition
March 31, 2015

2015 Significant Acquisitions
Date	Property	City/State	GLA	Purchase Price		Principal Tenants
			(in square feet)	(in millions)
January 2015	San Antonio Center	Mountain View, CA	376,000	$62.2	(1)	Walmart / Kohl's / Trader Joe's / 24 Hour Fitness
May 4, 2015	CocoWalk	Miami, Florida	198,000	$87.5	(2)	Cinepolis Theatres 13 / Gap / YouFit

(1) Our effective interest approximates 80% and was funded by the assumption of our share of $19 million of mortgage debt, 58,000 downREIT operating partnership units, and approximately $27 million of cash ($18 million in one closing and $9 million in a second closing).

(2) We own an 80% interest in this property.

2015 Significant Disposition
Date	Property	City/State	GLA	Sales Price
			(in square feet)	(in millions)
April 24, 2015	Houston Street	San Antonio, TX	172,000	$46.1

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Washington Metropolitan Area
Bethesda Row		Washington, DC-MD-VA	1993-2006/2008/2010	$223,191	$—	533,000	97%	40,000	Giant Food	Apple Computer / Barnes & Noble / Equinox / Landmark Theater
Congressional Plaza	(3)	Washington, DC-MD-VA	1965	81,335		325,000	97%	25,000	The Fresh Market	Buy Buy Baby / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	1997	4,770		35,000	67%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	1967/1972	12,987		144,000	100%	51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	1989	65,824		248,000	99%	14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Friendship Center		Washington, DC-MD-VA	2001	37,498		119,000	100%			DSW / Maggiano's / Nordstrom Rack / Marshalls
Gaithersburg Square		Washington, DC-MD-VA	1993	25,802		207,000	90%			Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	1983	33,879		260,000	93%	58,000	Giant Food	L.A. Fitness / Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	1994	16,728		73,000	100%	30,000	Whole Foods
Laurel		Washington, DC-MD-VA	1986	53,403		389,000	80%	61,000	Giant Food	L.A. Fitness / Marshalls
Leesburg Plaza		Washington, DC-MD-VA	1998	35,683		236,000	92%	55,000	Giant Food	Petsmart / Pier 1 Imports / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	2011/2013	153,298	75,488	363,000	99%	73,000	Giant Food	Marshalls / Sports Authority / Barnes & Noble / A.C. Moore
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	2003/2006	82,489		569,000	97%	62,000	Shoppers Food Warehouse	Bed, Bath & Beyond / Michaels / Home Depot / TJ Maxx / Gold's Gym / Staples / DSW
Old Keene Mill		Washington, DC-MD-VA	1976	6,383		92,000	84%	24,000	Whole Foods	Walgreens
Pan Am		Washington, DC-MD-VA	1993	28,802		227,000	100%	65,000	Safeway	Micro Center / Michaels
Pentagon Row		Washington, DC-MD-VA	1998/2010	98,495		299,000	97%	45,000	Harris Teeter	L.A. Fitness / Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	1982/2007/2012	305,857		145,000	100%			iPic Theaters / Gap / Gap Kids / Sport & Health
Pike 7 Plaza		Washington, DC-MD-VA	1997	36,252		164,000	99%			DSW / Staples / TJ Maxx
Quince Orchard		Washington, DC-MD-VA	1993	33,515		265,000	92%			L.A. Fitness / HomeGoods / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	2006-2007	49,944	4,504	187,000	88%			CVS / Gold's Gym
Rollingwood Apartments		Washington, DC-MD-VA	1971	9,905	22,024	N/A	95%
Sam's Park & Shop		Washington, DC-MD-VA	1995	12,502		49,000	79%			Petco
Tower Shopping Center		Washington, DC-MD-VA	1998	21,340		112,000	88%	26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	1978	4,530		49,000	95%	11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	1995	60,014	6,503	261,000	92%	28,000	Harris Teeter	AMC Loews / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	1969	18,618	22,243	84,000	92%	20,000	Balducci's	CVS
		Total Washington Metropolitan Area		1,513,044		5,435,000	94%
Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	1988	25,685		265,000	96%	24,000	Acme Markets	Kohl's / Staples / L.A. Fitness
Bala Cynwyd		Philadelphia, PA-NJ	1993	40,214		295,000	96%	45,000	Acme Markets	Lord & Taylor / L.A. Fitness / Michaels
Ellisburg		Philadelphia, PA-NJ	1992	34,371		268,000	97%	47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	1980	14,748		160,000	96%	75,000	Giant Food
Langhorne Square		Philadelphia, PA-NJ	1985	21,723		219,000	92%	55,000	Redner's Warehouse Mkts.	Marshalls
Lawrence Park		Philadelphia, PA-NJ	1980	31,860	25,305	364,000	97%	53,000	Acme Markets	Kaplan Career Institute / TJ Maxx / HomeGoods
Northeast		Philadelphia, PA-NJ	1983	24,704		288,000	89%			Burlington Coat Factory / Home Gallery / Marshalls
Town Center of New Britain		Philadelphia, PA-NJ	2006	14,731		124,000	85%	36,000	Giant Food	Rite Aid
Willow Grove		Philadelphia, PA-NJ	1984	29,964		211,000	99%			HomeGoods / Marshalls / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	1996	41,310	25,789	251,000	98%	98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area		279,310		2,445,000	95%
California
Colorado Blvd		Los Angeles-Long Beach, CA	1996/1998	17,992		69,000	100%			Pottery Barn / Banana Republic

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Crow Canyon Commons		San Ramon, CA	2005/2007	86,796		242,000	97%	31,000	Sprouts	Rite Aid / Sports Authority
East Bay Bridge		San Francisco-Oakland-Fremont, CA	2012	168,984		438,000	100%	59,000	Pak-N-Save	Home Depot / Michaels / Target
Escondido Promenade	(3)	San Diego, CA	1996/2010	47,066		298,000	98%			TJ Maxx / Toys R Us / Dick’s Sporting Goods / Ross Dress For Less
Hermosa Avenue		Los Angeles-Long Beach, CA	1997	5,885		24,000	100%
Hollywood Blvd	(3)	Los Angeles-Long Beach, CA	1999	46,991		184,000	100%	15,000	Fresh & Easy	DSW / L.A. Fitness / Marshalls / La La Land
Kings Court	(5)	San Jose, CA	1998	11,608		80,000	100%	25,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	1997	37,805		95,000	100%			Anthropologie / Banana Republic / Gap
Plaza El Segundo	(3) (7)	Los Angeles-Long Beach, CA	2011	258,357	175,000	381,000	99%	66,000	Whole Foods	Anthropologie / Best Buy / Container Store / Dick's Sporting Goods / H&M / HomeGoods
Santana Row		San Jose, CA	1997	702,618		649,000	98%			Crate & Barrel / Container Store / Best Buy / CineArts Theatre / Hotel Valencia / H&M
San Antonio Center	(3) (5)	San Francisco-Oakland-San Jose, CA	2015	71,188	18,542	376,000	96%	11,000	Trader Joe's	Kohl's / Wal-mart / 24 Hour Fitness / Jo-Ann Stores
Third Street Promenade		Los Angeles-Long Beach, CA	1996-2000	78,393		209,000	100%			J. Crew / Banana Republic / Old Navy / Abercrombie & Fitch
Westgate Center		San Jose, CA	2004	143,467		642,000	97%	38,000	Walmart Neighborhood Market	Target / Burlington Coat Factory / Ross Dress For Less / Michaels / Nordstrom Rack / Nike Factory / J. Crew / Gap Factory Store
150 Post Street		San Francisco, CA	1997	36,507		105,000	99%			H&M
		Total California		1,713,657		3,792,000	98%
NY Metro / New Jersey
Brick Plaza		Monmouth-Ocean, NJ	1989	60,648	26,195	422,000	90%	66,000	A&P	AMC Loews / Barnes & Noble / Sports Authority
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	46,006	11,500	98,000	98%			Ann Taylor / Banana Republic / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	2013	48,132		95,000	95%	45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	1997	80,115		404,000	99%	15,000	Island of Gold	AMC Loews / Kohl's / Michaels / Modell's
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	1995	13,969		36,000	100%			Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	1998	28,115	13,458	134,000	99%	61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	1988/2007	43,766		279,000	100%			Buy Buy Baby / Bed, Bath & Beyond / Michaels / Nordstrom Rack
Huntington Square		Nassau-Suffolk, NY	2010	12,140		74,000	93%			Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	2006	69,957		246,000	63%	54,000	Waldbaum's	Dick’s Sporting Goods / Marshalls
Mercer Mall	(6)	Trenton, NJ	2003	116,971	55,726	523,000	97%	75,000	Shop Rite	Bed, Bath & Beyond / DSW / TJ Maxx / Raymour & Flanigan / Nordstrom Rack / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	2014	121,640	55,473	192,000	98%			Lululemon / Brooks Brothers / Anthropologie / Pottery Barn / J. Crew / Banana Republic / Williams-Sonoma
Troy		Newark, NJ	1980	29,989		207,000	99%	64,000	Pathmark	L.A. Fitness
		Total NY Metro/New Jersey		671,448		2,710,000	94%
New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	2005-2011/ 2013	440,498		696,000	98%			AMC Theatres / LEGOLAND Discovery Center / Saks Fifth Avenue Off 5th / J. Crew / Nike Factory / Bed, Bath & Beyond / TJ Maxx / Legal on the Mystic
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	2006-2008	42,708	7,022	222,000	100%	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	1993	35,058		241,000	97%	80,000	Star Market
Linden Square		Boston-Cambridge-Quincy, MA-NH	2006	146,728		223,000	95%	50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	2006	9,366		48,000	100%	48,000	Stop & Shop

Federal Realty Investment Trust
Real Estate Status Report
March 31, 2015
Property Name		MSA Description	Year Acquired	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	GLA (2)	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
				(in thousands)	(in thousands)
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	1994	18,075		149,000	99%	50,000	Hannaford	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	1996	14,977		168,000	100%	55,000	Super Stop & Shop	Kmart
		Total New England		707,410		1,747,000	98%
Baltimore
Governor Plaza		Baltimore, MD	1985	26,781		242,000	97%	16,500	Aldi	Dick’s Sporting Goods
Perring Plaza		Baltimore, MD	1985	29,858		395,000	98%	58,000	Shoppers Food Warehouse	Home Depot / Burlington Coat Factory / Jo-Ann Stores / Micro Center
THE AVENUE at White Marsh	(5)	Baltimore, MD	2007	98,051	52,705	297,000	99%			AMC Loews / Old Navy / Barnes & Noble / A.C. Moore
The Shoppes at Nottingham Square		Baltimore, MD	2007	17,440		32,000	100%
White Marsh Plaza		Baltimore, MD	2007	25,140		80,000	100%	54,000	Giant Food
White Marsh Other		Baltimore, MD	2007	36,678		73,000	100%
		Total Baltimore		233,948		1,119,000	99%
Chicago
Crossroads		Chicago, IL	1993	31,146		168,000	93%			Golfsmith / Guitar Center / L.A. Fitness
Finley Square		Chicago, IL	1995	33,449		315,000	91%			Bed, Bath & Beyond / Buy Buy Baby / Petsmart
Garden Market		Chicago, IL	1994	12,706		140,000	95%	63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	1994	16,606		129,000	89%	77,000	Jewel Osco
		Total Chicago		93,907		752,000	92%
South Florida
Courtyard Shops		Miami-Ft Lauderdale	2008	40,718		130,000	97%	49,000	Publix
Del Mar Village		Miami-Ft Lauderdale	2008/2014	59,892		194,000	74%	44,000	Winn Dixie	CVS
Tower Shops		Miami-Ft Lauderdale	2011/2014	85,949		376,000	98%			Best Buy / DSW / Old Navy / Ross Dress For Less / TJ Maxx / Ulta
		Total South Florida		186,559		700,000	91%
Other
Barracks Road		Charlottesville, VA	1985	60,560	35,701	497,000	97%	99,000	Harris Teeter / Kroger	Anthropologie / Bed, Bath & Beyond / Barnes & Noble / Old Navy / Michaels / Ulta
Bristol Plaza		Hartford, CT	1995	29,555		266,000	91%	74,000	Stop & Shop	TJ Maxx
Eastgate		Raleigh-Durham-Chapel Hill, NC	1986	27,739		153,000	94%	13,000	Trader Joe's	Stein Mart
Gratiot Plaza		Detroit, MI	1973	19,237		217,000	99%	69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Houston Street	(8)	San Antonio, TX	1998	61,986		172,000	88%			Hotel Valencia / Walgreens
Lancaster	(6)	Lancaster, PA	1980	13,545	4,907	127,000	97%	75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	2007	40,296	4,895	169,000	98%			DSW / HomeGoods / Staples / Stein Mart
Willow Lawn		Richmond-Petersburg, VA	1983	85,159		445,000	92%	66,000	Kroger	Old Navy / Staples / Ross Dress For Less
		Total Other		338,077		2,046,000	95%

Grand Total				$5,737,360	$642,980	20,746,000	95%

Notes:
(1)	The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount or premium on certain mortgage payables.
(2)	Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.
(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Pike & Rose and Assembly Row schedule.
(5)
All or a portion of the property is owned in a "downreit" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of the property subject to capital lease obligation.
(7)	Includes a 100% owned, 8.1 acre land parcel being used for The Point redevelopment.
(8)	Property was sold on April 24, 2015.

Federal Realty Investment Trust
Retail Leasing Summary (1)
March 31, 2015

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2015	75	100%	249,295	$37.50	$33.70	$947,399	11%	22%	7.1	$5,721,362	$22.95
4th Quarter 2014	70	100%	306,860	$33.27	$27.76	$1,691,334	20%	32%	6.9	$3,414,377	$11.13	(7)
3rd Quarter 2014	90	100%	372,693	$35.69	$31.55	$1,542,966	13%	23%	7.4	$11,381,523	$30.54	(7)
2nd Quarter 2014	109	100%	536,819	$34.93	$30.13	$2,572,606	16%	30%	7.3	$9,774,179	$18.21	(7)
Total - 12 months	344	100%	1,465,667	$35.21	$30.60	$6,754,305	15%	27%	7.2	$30,291,441	$20.67

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2015	27	36%	100,934	$40.69	$35.13	$560,791	16%	23%	9.0	$5,563,472	$55.12
4th Quarter 2014	16	23%	125,838	$24.62	$15.62	$1,131,869	58%	65%	10.7	$3,323,715	$26.41	(7)
3rd Quarter 2014	38	42%	177,145	$33.16	$28.85	$763,753	15%	22%	9.0	$11,087,445	$62.59	(7)
2nd Quarter 2014	37	34%	224,858	$32.65	$25.06	$1,706,360	30%	50%	9.0	$9,260,234	$41.18	(7)
Total - 12 months	118	34%	628,775	$32.48	$25.86	$4,162,773	26%	37%	9.3	$29,234,866	$46.49

Renewal Lease Summary - Comparable (2) (8)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2015	48	64%	148,361	$35.34	$32.73	$386,608	8%	21%	5.6	$157,890	$1.06
4th Quarter 2014	54	77%	181,022	$39.28	$36.19	$559,465	9%	22%	5.3	$90,662	$0.50
3rd Quarter 2014	52	58%	195,548	$37.98	$33.99	$779,213	12%	25%	6.2	$294,078	$1.50
2nd Quarter 2014	72	66%	311,961	$36.56	$33.79	$866,246	8%	20%	6.2	$513,945	$1.65
Total - 12 months	226	66%	836,892	$37.26	$34.17	$2,591,532	9%	22%	5.9	$1,056,575	$1.26

Total Lease Summary - Comparable and Non-comparable (2) (9)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
1st Quarter 2015					86	279,586		$38.88	7.4	$7,500,950	$26.83
4th Quarter 2014					83	343,896		$34.55	7.4	$7,636,392	$22.21
3rd Quarter 2014					108	434,165		$36.22	7.7	$14,045,241	$32.35
2nd Quarter 2014					128	622,916		$35.83	7.7	$11,584,637	$18.60
Total - 12 months					405	1,680,563		$36.18	7.6	$40,767,220	$24.26

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $0.4 million ($0.86 per square foot) in 4th Quarter 2014, $6.1 million ($11.89 per square foot) in 3rd Quarter 2014, and $5.6 million ($7.30 per square foot) in 2nd Quarter 2014 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Westgate Center, Willow Lawn, East Bay Bridge) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(9)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Pike & Rose and Assembly Row schedule.

Federal Realty Investment Trust
Lease Expirations
March 31, 2015

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2015	238,000	2%	$17.40	586,000	7%	$29.23	823,000	4%	$25.82
2016	860,000	8%	$17.33	1,036,000	13%	$35.61	1,897,000	10%	$27.32
2017	1,376,000	12%	$17.14	1,195,000	14%	$35.80	2,571,000	13%	$25.81
2018	1,479,000	13%	$14.58	999,000	12%	$39.31	2,478,000	13%	$24.55
2019	1,761,000	15%	$18.37	861,000	10%	$36.29	2,623,000	13%	$24.26
2020	909,000	8%	$17.07	791,000	10%	$36.17	1,700,000	9%	$25.96
2021	706,000	6%	$18.89	558,000	7%	$39.29	1,263,000	6%	$27.88
2022	815,000	7%	$16.56	483,000	6%	$39.05	1,298,000	7%	$24.94
2023	444,000	4%	$21.80	473,000	6%	$37.55	917,000	5%	$29.92
2024	519,000	5%	$17.25	476,000	6%	$43.09	995,000	5%	$29.62
Thereafter	2,266,000	20%	$18.31	739,000	9%	$35.10	3,005,000	15%	$22.44
Total (3)	11,373,000	100%	$17.50	8,197,000	100%	$36.71	19,570,000	100%	$25.55

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2015	39,000	0%	$51.53	427,000	5%	$27.83	466,000	3%	$29.82
2016	86,000	1%	$20.30	531,000	6%	$39.03	617,000	3%	$36.43
2017	210,000	2%	$23.97	630,000	8%	$38.43	841,000	4%	$34.81
2018	313,000	3%	$14.80	500,000	6%	$43.04	813,000	4%	$32.17
2019	429,000	4%	$20.86	493,000	6%	$39.02	922,000	5%	$30.57
2020	143,000	1%	$21.05	520,000	6%	$35.23	663,000	3%	$32.17
2021	185,000	2%	$12.54	624,000	8%	$37.50	808,000	4%	$31.78
2022	135,000	1%	$24.11	523,000	6%	$33.92	658,000	3%	$31.91
2023	348,000	3%	$16.81	456,000	6%	$38.63	804,000	4%	$29.18
2024	283,000	2%	$16.40	464,000	6%	$39.66	747,000	4%	$30.86
Thereafter	9,202,000	81%	$17.12	3,029,000	37%	$35.61	12,231,000	63%	$21.70
Total (3)	11,373,000	100%	$17.50	8,197,000	100%	$36.71	19,570,000	100%	$25.55

Notes:
(1)	Anchor is defined as a tenant leasing 15,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (cash-basis) rent as of March 31, 2015.
(3)	Represents occupied square footage as of March 31, 2015.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
March 31, 2015

Overall Portfolio Statistics (1)	At March 31, 2015			At March 31, 2014

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	20,746,000	19,786,000	95.4%	19,797,000	18,935,000	95.6%

Residential Properties (units)	1,500	1,458	97.2%	1,275	1,195	93.7%

Same Center Statistics (1)	At March 31, 2015			At March 31, 2014

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	16,701,000	16,025,000	96.0%	16,701,000	16,013,000	95.9%

Residential Properties (units)	1,114	1,078	96.8%	1,114	1,071	96.1%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At March 31, 2015 leased percentage was 98.5% for anchor tenants and 91.3% for small shop tenants.
(4)	Occupied percentage was 94.5% and 94.7% at March 31, 2015 and 2014, respectively, and same center occupied percentage was 95.3% and 95.2% at March 31, 2015 and 2014, respectively.
(5)	Excludes properties purchased, sold or under redevelopment or development.

Federal Realty Investment Trust
Summary of Top 25 Tenants
March 31, 2015

Rank	Tenant Name	Annualized Base Rent	Percentage of Total Annualized Base Rent (4)	Tenant GLA	Percentage of Total GLA (4)	Number of Stores Leased

1	Ahold USA, Inc.	$15,283,000	3.06%	898,000	4.33%	15
2	Bed, Bath & Beyond, Inc.	$12,754,000	2.55%	736,000	3.55%	20
3	TJX Companies, The	$12,411,000	2.48%	767,000	3.70%	23
4	Gap, Inc., The	$10,870,000	2.17%	321,000	1.55%	22
5	L.A. Fitness International LLC	$8,330,000	1.67%	371,000	1.79%	9
6	CVS Corporation	$7,299,000	1.46%	189,000	0.91%	16
7	DSW, Inc	$6,105,000	1.22%	214,000	1.03%	10
8	Best Buy Stores, L.P.	$5,483,000	1.10%	188,000	0.91%	5
9	Home Depot, Inc.	$5,435,000	1.09%	438,000	2.11%	5
10	Barnes & Noble, Inc.	$5,117,000	1.02%	214,000	1.03%	8
11	Michaels Stores, Inc.	$4,748,000	0.95%	266,000	1.28%	11
12	Whole Foods Market, Inc.	$4,425,000	0.88%	167,000	0.80%	4
13	Dick's Sporting Goods, Inc.	$4,375,000	0.87%	206,000	0.99%	5
14	AMC Entertainment Inc.	$4,285,000	0.86%	229,000	1.10%	5
15	Riverbed Technology, Inc.	$3,807,000	0.76%	83,000	0.40%	2
16	Staples, Inc.	$3,800,000	0.76%	178,000	0.86%	9
17	Ross Stores, Inc.	$3,772,000	0.75%	208,000	1.00%	7
18	Nordstrom, Inc.	$3,654,000	0.73%	157,000	0.76%	4
19	Kroger Co., The	$3,528,000	0.71%	311,000	1.50%	7
20	Sports Authority Inc., The	$3,418,000	0.68%	194,000	0.94%	5
21	Wells Fargo Bank, N.A.	$3,312,000	0.66%	51,000	0.25%	14
22	Dress Barn, Inc., The	$3,297,000	0.66%	133,000	0.64%	19
23	PETsMART, Inc.	$3,275,000	0.65%	150,000	0.72%	6
24	Bank of America, N.A.	$3,216,000	0.64%	64,000	0.31%	19
25	A.C. Moore, Inc.	$3,107,000	0.62%	161,000	0.78%	7
	Totals - Top 25 Tenants	$145,106,000	29.01%	6,894,000	33.23%	257

	Total: (1)	$500,247,000	(2)	20,746,000	(3)	2,671

Notes:
(1)	Does not include amounts related to leases these tenants have with our partnership with a discretionary fund created and advised by ING Clarion Partners.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis including adjustments for concessions) minimum rent for all occupied spaces as of March 31, 2015.
(3)	Excludes redevelopment square footage not yet placed in service.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Reconciliation of Net Income to FFO Guidance
March 31, 2015

	2015 Guidance
	(Dollars in millions except
	per share amounts) (1)
Funds from Operations available for common shareholders (FFO)
Net income	$200	$206
Net income attributable to noncontrolling interests	(8)	(8)
Gain on sale of real estate	(11)	(11)
Depreciation and amortization of real estate & joint venture real estate assets	155	155
Amortization of initial direct costs of leases	13	13
Funds from operations	349	354
Dividends on preferred shares	(1)	(1)
Income attributable to operating partnership units	3	3
Income attributable to unvested shares	(1)	(1)
FFO	$350	$356
Early extinguishment of debt, net of allocation to unvested shares	19	19
FFO excluding early extinguishment of debt	$369	$375

Weighted average number of common shares, diluted	70.2	70.2

FFO excluding early extinguishment of debt, per diluted share	$5.26	$5.34

Note:
(1) - Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Summarized Income Statements and Balance Sheets - 30% Owned Joint Venture
March 31, 2015
	Three Months Ended
	March 31,
	2015	2014
	(in thousands)
CONSOLIDATED INCOME STATEMENTS
Revenues
Rental income	$4,733	$5,008
Other property income	11	10
	4,744	5,018
Expenses
Rental	1,632	1,497
Real estate taxes	497	613
Depreciation and amortization	1,222	1,487
	3,351	3,597
Operating income	1,393	1,421
Interest expense	(519)	(839)
Net income	$874	$582

	March 31,	December 31,
	2015	2014
	(in thousands)
CONSOLIDATED BALANCE SHEETS
ASSETS
Real estate, at cost	$187,791	$187,507
Less accumulated depreciation and amortization	(39,477)	(38,304)
Net real estate	148,314	149,203
Cash and cash equivalents	3,765	2,864
Other assets	5,530	5,346
TOTAL ASSETS	$157,609	$157,413

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Mortgages payable	$34,385	$34,385
Other liabilities	3,711	3,673
Total liabilities	38,096	38,058
Partners' capital	119,513	119,355
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$157,609	$157,413

Federal Realty Investment Trust
Summary of Outstanding Debt and Debt Maturities - 30% Owned Joint Venture
March 31, 2015
			Stated Interest Rate as of March 31, 2015

		Maturity			Balance
					(in thousands)
Mortgage Loans
Secured Fixed Rate
Barcroft Plaza		7/1/2016	5.99%	(a)	20,785
Greenlawn Plaza		7/1/2016	5.90%		13,600
		Total Fixed Rate Debt			$34,385

Debt Maturities
(in thousands)
Year	Scheduled Amortization	Maturities	Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing
2015	—	—	—		—%	—%
2016	—	34,385	34,385		100.0%	100.0%
Total	$—	$34,385	$34,385		100.0%

Notes:
(a)
The stated interest rate represents the weighted average interest rate for two mortgage loans secured by this property. The loan balance represents a note of $16.6 million at a stated rate of 6.06% and a note of $4.2 million at a stated rate of 5.71%.

Federal Realty Investment Trust
Real Estate Status Report - 30% Owned Joint Venture
March 31, 2015
Property Name	MSA Description	Year Acquired	Real Estate at Cost	Mortgage Obligation	GLA	% Leased	Grocery Anchor GLA	Grocery Anchor	Other Principal Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza	Washington, DC-MD-VA	2006-2007	$34,798	$20,785	100,000	81%	46,000	Harris Teeter	Bank of America
Free State Shopping Center	Washington, DC-MD-VA	2007	67,017		279,000	85%	73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Plaza del Mercado	Washington, DC-MD-VA	2004	21,936		96,000	62%			CVS
	Total Washington Metropolitan Area		123,751		475,000	79%
New York / New Jersey
Greenlawn Plaza	Nassau-Suffolk, NY	2006	20,810	13,600	106,000	95%	46,000	Waldbaum's	Tuesday Morning
	Total New York / New Jersey		20,810		106,000	95%
New England
Atlantic Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	20,201		123,000	90%	64,000	Stop & Shop
Campus Plaza	Boston-Worcester-Lawrence-Lowell-Brockton, MA	2004	23,029		116,000	100%	46,000	Roche Bros.	Burlington Coat Factory
	Total New England		43,230		239,000	95%
Grand Totals			$187,791	$34,385	820,000	86%

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three months ended March 31, 2015 and 2014 is as follows:

	Three Months Ended
	March 31,
	2015	2014
	(in thousands)
Net income	$48,203	$40,545
Depreciation and amortization	41,984	43,850
Interest expense	24,168	23,137
Other interest income	(29)	(25)
EBITDA	114,326	107,507
Gain on sale of real estate	—	—
Adjusted EBITDA	$114,326	$107,507

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items, gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned and operated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.